Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-287544) of Daily Journal Corp. of our report dated December 29, 2025, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended September 30, 2025.

/s/ Baker Tilly US, LLP

Irvine, California
December 29, 2025